Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premium Income Municipal Fund 2, Inc.
811-06621

The annual meeting of shareholders was held on July 25, 2011, at the offices of Nuveen Investments; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 31, 2011.

Voting results are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred shares voting
 together as a class
To approve the elimination of the Funds
fundamental investment policy relating to the Funds ability to make loans


   For
             30,638,056
                    4,040
   Against
               1,965,156
                          -
   Abstain
               1,017,103
                          -
   Broker Non-Votes
             10,125,961
                          -
      Total
             43,746,276
                    4,040



To approve the new fundamental
investment policy relating to the Funds
 ability to make loans


   For
             30,606,336
                    4,040
   Against
               2,006,594
                          -
   Abstain
               1,007,384
                          -
   Broker Non-Votes
             10,125,962
                          -
      Total
             43,746,276
                    4,040

Proxy materials are herein incorporated by reference to the SEC filing on June 22, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11- 060814.